UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2008
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On March 19, 2008, American Commercial Lines Inc. (the “Company”) announced that the Board of Directors of the Company appointed Mr. Thomas R. Pilholski (age 52) to serve as the new Senior Vice President and Chief Financial Officer of the Company, effective March 19, 2008. Most recently, Mr. Pilholski served as Chief Executive Officer for S3I, LLC, a late stage development company for sensor technology, since August 2005. Prior assignments included serving as Senior Vice President and Chief Financial Officer for Eagle Picher Incorporated, a diversified manufacturer of advanced technology and industrial products, from February 2002 until July 2005; Chief Financial Officer for Honeywell Consumer Products Group; and Vice President Finance of the Zimmer Orthopedic Implant Division of Zimmer, Inc., which at the time was a subsidiary of Bristol-Myers Squibb Co. There are no related party transactions between the Company and Mr. Pilholski reportable under Item 404(a) of Regulation S-K.
     In connection with Mr. Pilholski’s appointment as Senior Vice President and Chief Financial Officer of the Company, the Company entered into a letter agreement with Mr. Pilholski. Under the terms of his letter agreement, Mr. Pilholski: (a) will receive a base salary of $325,000 per year, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors (the “Compensation Committee”), (b) will be eligible to receive an annual target bonus of 65% of his base salary subject to meeting certain performance criteria established by the Compensation Committee, (c) will receive a grant of 52,376 stock options to purchase shares of the Company’s common stock (the “Common Stock”) with an exercise price equal to the closing price of the Common Stock on the grant date (the “Grant Date”), which options will vest and become exercisable on the third anniversary of the Grant Date, (d) will receive a grant of 25,253 stock options to purchase shares of the Common Stock with an exercise price equal to 125% of the fair market value of the Common Stock on the Grant Date, which options will vest and become exercisable on the third anniversary of the Grant Date, and (e) will be eligible to receive any other perquisites and benefits offered by the Company to executive officers.
     A copy of the press release issued by the Company on March 19, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Release, dated March 19, 2008, issued by American Commercial Lines Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: March 20, 2008	By:	/s/ Douglas C. Ruschman
Douglas C. Ruschman
Vice President Legal

EXHIBIT INDEX
Exhibit 99.1 Release, dated March 19, 2008, issued by American Commercial Lines Inc.